                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             Grey Global Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

    (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

    (3)  Filing Party:

          ----------------------------------------------------------------------

    (4)  Date Filed:

          ----------------------------------------------------------------------

                             GREY GLOBAL GROUP INC.
                                777 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 30, 2004

To the Stockholders of
  Grey Global Group Inc.

     The Annual Meeting of Stockholders of Grey Global Group Inc. ("Company") will be held at the Company's offices at 777 Third Avenue, New York, NY 10017, on December 30, 2004 at 8:00 A.M., local time, for the following purposes:

     (1) To elect one director to hold office for a three-year term.

     (2) To consider and take action on a proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Company for 2004.

     (3) To transact such other business as may properly come before the meeting.

     Holders of record of the Company's Common Stock and Limited Duration Class B Common Stock at the close of business on December 3, 2004, will be entitled to vote at the meeting.

     A copy of the Company's 2003 Annual Report is enclosed.

                                          By Order of the Board of Directors

                                          Steven G. Felsher
                                          Secretary

New York, New York
December 8, 2004

PLEASE SPECIFY YOUR CHOICES, DATE AND SIGN THE ENCLOSED PROXIES AND MAIL THEM PROMPTLY IN THE ENCLOSED ENVELOPE.

                             GREY GLOBAL GROUP INC.
                                777 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 546-2000

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 30, 2004

     This Proxy Statement is being mailed to stockholders on or about December 8, 2004 in connection with the solicitation of proxies by the Board of Directors of Grey Global Group Inc. ("Company") for the Annual Meeting of Stockholders to be held at the Company's offices at 777 Third Avenue, New York, NY 10017, on December 30, 2004 at 8:00 A.M., local time, and at any and all adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

     On September 11, 2004, the Company entered into an Agreement and Plan of Merger (as amended, the "merger agreement") with WPP Group plc ("WPP") and Abbey Merger Corporation, a wholly-owned subsidiary of WPP ("Merger Sub"). Pursuant to the merger agreement, the Company will merge with and into Merger Sub, resulting in the acquisition of the Company by WPP. Following completion of the merger, WPP will own all of the outstanding capital stock of the Company. This Proxy Statement does not relate to the proposed merger of the Company and WPP. A separate proxy statement/prospectus relating to the proposed merger will be mailed to stockholders at a later date.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its exercise. A stockholder may effect revocation of a proxy by delivering written notice to the Secretary of the Company, by giving a later-dated proxy or by attending the meeting and voting in person. All properly executed, unrevoked proxies will be voted as specified. Unless contrary directions are given, proxies will be voted for the election of the nominee for director proposed by the Board of Directors and in favor of the proposals set forth in the notice. Shares represented by executed proxies received by the Company will be counted for a quorum regardless of how or whether such shares are voted on any particular matter. Where nominee stockholders of record do not vote on specific issues because they did not receive instructions, such "non-votes" will not be treated as votes cast or shares present for such issues. The affirmative vote of the holders of a plurality of the votes cast is required in the election of directors. The votes required to approve the other matters to be voted on at the meeting, as well as the effect of abstentions and broker non-votes, are set forth in the sections describing such matters.

VOTING SECURITIES

     Holders of record of the Company's Common Stock and Limited Duration Class B Common Stock ("Class B Stock") at the close of business on December 3, 2004, will be entitled to vote at the meeting. On December 3, 2004, the Company had outstanding 1,190,623 shares of Common Stock and 218,477 shares of Class B Stock. At the meeting, each share of Common Stock will be entitled to one vote and each share of Class B Stock will be entitled to ten votes.

     Set forth below is information to the knowledge of the Company as of December 3, 2004, concerning the beneficial ownership of shares of Common Stock or Class B Stock by the executive officers named in the executive compensation table, executive officers and directors as a group and stockholders reporting record or beneficial ownership of more than 5% of the Company's outstanding Shares of Common Stock or Class B Stock. Information concerning beneficial ownership of shares of Common Stock or Class B Stock by individual non-employee directors is set forth in the table under "Election of Director", with information about the directors. The address for each of the executive officers named below is 777 Third Avenue, New York, New York 10017.

                                                                              AMOUNT OF SHARES
                                                                               AND NATURE OF
                                           NAME AND ADDRESS OF RECORD          BENEFICIAL OR     PERCENTAGE
TITLE OF CLASS                                OR BENEFICIAL OWNER             RECORD OWNERSHIP    OF CLASS
--------------                             --------------------------         ----------------   ----------
Common Stock                        Edward H. Meyer                               199,158(a)        16.1
                                    WPP Group plc and Abbey Merger                199,158(b)        16.1
                                    Corporation
                                    27 Farm Street
                                    London WIJ5RJ, England
                                    Mason Capital Management LLC                  113,429(c)         9.5
                                    110 East 59th Street
                                    New York, NY 10022
                                    Eric Semler                                    59,924(d)         5.0
                                    888 Seventh Ave., Suite 1504
                                    New York, NY 10019
                                    Tweedy, Browne Company LLC                     59,022(e)         5.0
                                    350 Park Avenue
                                    New York, New York 10022
                                    Robert L. Berenson                              3,968(f)           -(g)
                                    Steven G. Felsher                              11,085(f)           -(g)
                                    Neil I. Kreisberg                                 274(f)           -(g)
                                    All executive officers and directors as       217,171(h)        17.4
                                    a group
Class B Stock                       Edward H. Meyer                               135,617(a)        62.1
                                    WPP Group plc and Abbey Merger                135,617(b)        62.1
                                    Corporation
                                    27 Farm Street
                                    London WIJ5RJ, England
                                    The committee administering the                52,944(i)        24.2
                                    Company's Employee Stock
                                    Ownership Plan
                                    777 Third Avenue
                                    New York, New York 10017

                                                                              AMOUNT OF SHARES
                                                                               AND NATURE OF
                                           NAME AND ADDRESS OF RECORD          BENEFICIAL OR     PERCENTAGE
TITLE OF CLASS                                OR BENEFICIAL OWNER             RECORD OWNERSHIP    OF CLASS
--------------                             --------------------------         ----------------   ----------
                                    Jerry Green                                    12,100(j)         5.5
                                    c/o Union Securities, Inc.
                                    Two Pershing Square
                                    2300 Main Street
                                    Kansas City, MO 64108
                                    Robert L. Berenson                              1,162              -(g)
                                    Steven G. Felsher                               1,950              -(g)
                                    Neil I. Kreisberg                                 793              -(g)
                                    All executive officers and directors as       192,466(h)        88.1
                                    a group

---------------
(a) Includes shares of Common Stock held by the Edward and Sandra Meyer Foundation Inc. and 50,000 shares of Common Stock issuable upon exercise of stock options which are currently exercisable (after giving effect to the assumed exercise thereof). Does not include shares of Common Stock (.02%) and Class B Stock (24.2%) held in the Company's Employee Stock Ownership Plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration. Does not include shares of Common Stock and Class B Stock held in trust for Mr. Meyer's children.

(b) Information based on Schedule 13D filed with the Securities and Exchange Commission. Pursuant to a Voting Agreement, dated as of September 11, 2004, among WPP, Merger Sub and Mr. Meyer, WPP and Merger Sub have shared voting power over 199,158 shares of Common Stock (including 16,976 shares of Common Stock held by the Edward and Sandra Meyer Foundation Inc. and 50,000 shares of Common Stock issuable upon exercise of stock options that are currently exercisable (after giving effect to the assumed exercise thereof)) and 135,617 shares of Class B Stock beneficially owned by Mr. Meyer.

(c) Information based on the Company's understanding of publicly filed material. Mason Capital Management LLC, a registered investment advisor, together with related entities, on behalf of its clients, has sole dispositive and voting power with respect to the shares listed.

(d) Information based on the Company's understanding of publicly filed material. Mr. Eric Semler has sole or shared dispositive and voting power with respect to the shares listed.

(e) Information based on the Company's understanding of publicly filed material. Tweedy, Browne Company LLC, a registered investment advisor, on behalf of its clients has sole or shared dispositive and voting power with respect to the shares listed.

(f) Includes options exercisable into shares of Common Stock within 60 days, for each of Messrs. Berenson, Felsher and Kreisberg of 3,000, 5,100 and 67, respectively. Does not include shares of Common Stock (.02%) and Class B Stock (24.2%) held in the Company's Employee Stock Ownership Plan as to which Mr. Felsher exercises shared voting power by virtue of his membership on the committee charged with its administration.

(g) Represents less than 1.0% of the outstanding shares of Common Stock or Class B Stock, as the case may be.

(h) Includes Common Stock options exercisable by the executive officers and directors within 60 days and shares of Common Stock (.02%) and Class B Stock (24.2%), as to which certain executive officers exercise shared voting power by virtue of their membership on the committee administering the Company's Employee Stock Ownership Plan.

(i) The committee which administers the Company's Employee Stock Ownership Plan exercises voting power over shares held in such plan, and is comprised of Messrs. Meyer and Felsher.

(j) Information based on the Company's understanding of publicly filed material. Jerry Green, an investor in the Company, has sole voting and dispositive power with respect to the shares listed.

                              ELECTION OF DIRECTOR

     The Board of Directors presently consisting of four members, divided into three classes, are elected by the holders of the Common Stock and the Class B Stock voting together as a single class. At each Annual Meeting of Stockholders, directors of one class are elected to serve for a three-year term or until the election of their successors.

     Harold Tanner is being nominated by the independent directors of the Board to be elected at the meeting to serve as a director until the Annual Meeting of Stockholders to be held in 2007. Mr. Tanner is currently serving on the Board.

     The Company's Certificate of Incorporation provides for cumulative voting for elections of directors. Therefore, if more than one director is being elected at a meeting, each stockholder is entitled to cast as many votes as shall equal the number of votes represented by the shares owned by such stockholder multiplied by the number of directors to be elected and such stockholder may cast all of such votes for a single nominee for director, or may distribute them among the number of nominees, as the stockholder determines.

     Information relating to Mr. Tanner and to the directors not standing for election who will continue in office following the meeting is set forth below. Each person listed below is currently a director of the Company.

                                                                       TERM/    NO. OF SHARES OF   PERCENT OF
                                                                       OFFICE     VOTING STOCK     VOTES CAST
                                                            DIRECTOR    WILL         OWNED         BY VOTING
NAME(A)                 AGE          OCCUPATION(B)           SINCE     EXPIRE   BENEFICIALLY(C)      SHARES
-------                 ---          -------------          --------   ------   ----------------   ----------
Julian A.               71    Vice Chairman, Comcast          2004      2005            300(e)          --(f)
  Brodsky(d)..........        Corporation
Edward H. Meyer.......  77    Chairman of the Board,          1961      2006        387,928(g)        60.9%
                              President and Chief
                              Executive Officer
Daniel S. Shapiro.....  66    Partner, Schulte Roth &         2002      2005            100(e)          --(f)
                              Zabel, LLP, law firm
Harold Tanner(d)......  72    President, Tanner & Co. Inc.    2004      2004            300(e)          --(f)

---------------
(a) There is no family relationship between any director and any other director or executive officer of the Company.

(b) Mr. Meyer has served in these positions with the Company for more than the past five years.

    Mr. Meyer is also a director of Ethan Allen Interiors, Inc. and Harman International Industries, Inc.

    Mr. Brodsky has served as a director and as Vice Chairman of Comcast Corporation and its predecessor for more than the past five years. Mr. Brodsky also serves on the boards of directors of RBB Fund, Inc. and Amdocs Ltd.

    Mr. Shapiro has been a partner at Schulte Roth & Zabel, LLP for more than the past five years.

    Mr. Tanner has been President of Tanner & Co. Inc., an investment banking firm for more than the past five years.

(c) Represents beneficial interests in shares of the Company's Common Stock and Class B Stock as of December 3, 2004.

(d) Mr. Brodsky was elected to the Board on April 14, 2004 (filling the vacancy created by the expiration of the term of Mr. Mark Kaplan) and Mr. Tanner was elected to the Board on May 25, 2004. Mr. Meyer identified each of Mr. Brodsky and Mr. Tanner as a potential member of the Board of Directors. Prior to being elected to the Board, each of Mr. Brodsky and Mr. Tanner met with Mr. Meyer, Mr. Steven Felsher (Vice Chairman, Chief Financial Officer, Secretary and Treasurer of the Company) and Mr. John Grudzina (Senior Vice President and General Counsel of the Company). Each of Mr. Brodsky and Mr. Tanner also met with a representative of Ernst & Young LLP, the Company's auditors. Mr. Brodsky was elected to the Board by the unanimous written consent of Mr. Meyer, Mr. Shapiro and Mr. Victor J. Barnett (a former independent director of the Company who retired from the Board on May 24,
    2004). Mr. Tanner was elected to the Board by the unanimous written consent of Mr. Meyer, Mr. Shapiro and Mr. Brodsky.

(e) Mr. Shapiro owns 100 shares of Common Stock; each of Messrs. Brodsky and Tanner have options to acquire 300 shares of Common Stock.

(f) Represents less than 1.0% of the votes entitled to be cast.

(g) Includes 16,976 shares of Common Stock held by the Edward and Sandra Meyer Foundation Inc. and 50,000 shares of Common Stock issuable upon exercise of stock options which are currently exercisable (after giving effect to the assumed exercise thereof). Mr. Meyer beneficially owns 149,158 shares of Common Stock and 135,617 shares of Class B Stock, approximately 12.5% and 62.1%, of each class, respectively. Also includes shares of Common Stock and Class B Stock held in the Company's Employee Stock Ownership Plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration.

     The Board of Directors has no reason to believe Mr. Tanner will for any reason be unable to serve as a director. If, however, Mr. Tanner becomes unavailable to serve for any reason, it is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed by stockholders, to vote such proxy for the election of such other person as the Board of Directors may in its discretion recommend.

     During 2003 the Board met six times. Directors who are not employees of the Company receive a fee of $4,500 per quarter and a fee of $4,000 for each meeting of the Board attended. Directors who are also employees receive no remuneration for serving on the Board. The Company does not have a formal policy regarding director attendance at the Annual Meeting of Stockholders. All of the directors, other than Mr. Meyer, are "independent" for purposes of the Nasdaq listing standards. In accordance with Nasdaq listing requirements, the Company's independent directors hold regularly scheduled meetings (or "executive sessions") at which only independent directors are present. The Company will match, at the request of a Director, on an annual basis up to $10,000 in charitable contributions made by each non-employee Director.

     The Audit Committee, which is currently comprised of Messrs. Brodsky, Shapiro and Tanner, reviews among other things the services of the Company's independent auditors, the preparation of the Company's financial statements and the maintenance of internal controls by the Company. During 2003 the Audit Committee met five times. Each member of the Audit Committee in 2003 attended all of the meetings. Each member of the Audit Committee is financially literate and meets the independence standards required by the Nasdaq listing standards and Section 10A(m)(3) of the Securities and Exchange Act of 1934 as amended. Mr. Brodsky serves as Chairman of the Audit Committee and qualifies as an Audit Committee Financial Expert, as that term is defined in Item 401(h) of Regulation S-K. Mr. Brodsky, who currently serves as Vice Chairman of Comcast Corporation, was formerly Chief Financial Officer of Comcast Corporation. The Audit Committee operates pursuant to the Charter of the Audit Committee adopted by the Board on March 25, 2004 which is attached as Exhibit A hereto. Messrs. Brodsky, Shapiro and Tanner currently comprise the Company's Compensation Committee, which is charged with overseeing matters relating to senior executive compensation. Each member of the Compensation Committee meets the independence standards required by the Nasdaq listing standards. The Company does not have a standing nominating committee. In light of the fact that all of the Company's directors (other than Mr. Meyer) are "independent" for purposes of the Nasdaq listing standards, as well as the size of the Company's Board, the Company believes it is not necessary to have a standing nominating committee. In accordance with Nasdaq listing standards, the Company's independent directors have the responsibility for identifying, selecting and evaluating director nominees. Director nominees are evaluated on the basis of minimum individual qualifications, including strength of character, mature judgment, commercial knowledge and experience and an ability to work collegially with the other members of the Board, as well as other factors that the directors believe are relevant to evaluating a director nominee. All director nominees are reviewed in the same manner, regardless of the source of the recommendation. Stockholders may nominate director candidates in accordance with the procedures described under "Stockholder Proposals". To date, no fees have been paid by or on behalf of the Company to any third parties regarding director nomination or selection. Members of the Audit Committee and the Compensation Committee receive $1,000 for attendance at each meeting of each such committee which does not fall on the same day as a meeting of the Board.

                             AUDIT COMMITTEE REPORT

     With respect to the year ended December 31, 2003, the Audit Committee of the Board of Directors, in accordance with its written charter, assisted the Board with respect to, among other things, the Board's obligations relating to its oversight of:

     - The quality and integrity of the Company's accounting, auditing, financial reporting and internal control functions;

     - The selection of the Company's independent auditors, including the approval of the independent auditors, the independent auditors annual engagement and the review of the independent auditors qualifications, performance and independence;

     - The review of the Company's financial statements and certain public communications regarding the financial statements; and

     - The performance of the Company's internal audit function.

     In carrying out its responsibilities with respect to 2003 the Audit Committee has, among other things:

     - Reviewed and discussed the Company's unaudited interim financial statements and audited annual financial statements with management and Ernst & Young LLP, the Company's independent auditors;

     - Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);

     - Received the written disclosure and the letter from Ernst & Young LLP required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP that firm's independence from the Company and its management;

     - Reviewed the conduct of the audit and the Company's internal controls with Ernst & Young LLP; and

     - Reviewed the Company's initiatives with respect to compliance with the Company's obligations under the Sarbanes-Oxley Act of 2002.

     In performing these functions, the Audit Committee acts only in an oversight capacity and relies on the work and assurances of the Company's management, who are responsible for the Company's financial statements, reporting processes and system of internal controls, and Ernst & Young LLP, which is responsible for performance of an independent audit of the Company's financial statements and issuing a report thereon.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. The Audit Committee has also approved, subject to stockholder ratification, the selection of Ernst & Young LLP as independent auditors for the Company for 2004.

                                          DANIEL S. SHAPIRO(1)

---------------

1Messrs. Brodsky and Tanner were not members of the Board or the Audit Committee at the time that the recommendations contained in the Audit Committee Report were made by the Audit Committee to the Board.

                           REMUNERATION OF MANAGEMENT

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of its Chief Executive Officer and each of the four other most highly compensated executive officers of the Company with respect to the three most recently completed fiscal years of the Company:

                                                              LONG-TERM COMPENSATION
                                  ANNUAL COMPENSATION        ------------------------
                              ----------------------------      REST.        STOCK      ALL OTHER
NAME AND POSITION             YEAR   SALARY(2)    BONUS(2)   STOCK($)(3)   OPTIONS(#)    COMP.(1)
-----------------             ----   ----------   --------   -----------   ----------   ----------
Edward H. Meyer.............  2003   $3,550,000        -0-         -0-        -0-       $2,260,453
  Chairman, President and     2002    3,300,000   $450,000         -0-        -0-        1,016,117
  Chief Executive Officer     2001    3,300,000    225,000         -0-        -0-           72,999
Robert L. Berenson..........  2003   $  625,000   $100,000         -0-        -0-       $  123,477
  Vice Chairman,              2002      625,000    100,000         -0-        -0-          403,906
  General Manager             2001      625,000        -0-         -0-        -0-           20,263
Steven G. Felsher...........  2003   $  600,000   $350,000    $226,359        300       $  363,913
  Vice Chairman,              2002      600,000    250,000     210,375        300          312,935
  Chief Financial Officer,    2001      600,000    125,000     183,450        300            5,035
  Secretary and Treasurer
Neil I. Kreisberg...........  2003   $  550,000   $250,000         -0-        -0-       $  163,835
  Group Executive Vice        2002      437,500    175,000    $ 66,650        -0-           88,835
  President, Executive        2001      400,000    150,000         -0-        -0-            5,935
  Managing Director
Stephen A. Novick...........  2003   $  825,000   $150,000         -0-        -0-       $   20,870
  Vice Chairman,              2002      825,000    200,000         -0-        -0-          125,870
  Chief Creative Officer      2001      825,000    125,000         -0-        -0-           12,970

---------------

(1) All Other Compensation in 2003 includes: (i) contributions of $7,900 in 2003 to the Company's qualified defined contribution plans on behalf of the named executives; (ii) insurance premium expense coverage or reimbursement of $70,424, $15,577, $6,013, $5,935 and $12,970 in 2003, for Messrs. Meyer,
    Berenson, Felsher, Kreisberg and Novick, respectively; (iii) accruals in the amounts of $134,000 for Mr. Meyer in 2003 in respect of amounts which would have been allocated to Mr. Meyer's accounts under the Company's qualified defined contribution programs for such year but for certain limitation determined under the federal tax laws; and (iv) allocations under the Company's Senior Management Incentive Plan ("SMIP") in 2003 for Messrs. Meyer, Berenson, Felsher and Kreisberg of $2,048,500, $100,000, $350,000 and $150,000, respectively.

(2) Includes amounts paid into a deferred compensation trust on Mr. Meyer's behalf; Mr. Meyer received no bonus for 2003 since most of his variable compensation was allocated to SMIP. (See "Certain Relationships and Related Transactions.")

(3) Grant to Mr. Felsher in 2003 of 300 shares of restricted Common Stock pursuant to the Company's 1994 Stock Incentive Plan, which restricted shares vest at a rate of one-third per year beginning on July 21, 2006. As of December 31, 2003, Mr. Felsher owned 2,400 shares of restricted Common Stock with a value of $1,639,320.

AGGREGATE OPTIONS EXERCISED IN 2003 AND STOCK OPTION VALUES AS AT DECEMBER 31, 2003(1)

                                                                     NUMBER OF             VALUE OF UNEXERCISED
                                      SHARES                    UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                     ACQUIRED      VALUE       AT DECEMBER 31, 2003        AT DECEMBER 31, 2003
NAME                                ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                -----------   --------   -------------------------   -------------------------
Edward H. Meyer...................      --           --           90,000/0                   $40,859,500/0
Robert L. Berenson................      --           --           5,000/0                     $2,672,750/0
Steven G. Felsher.................      --           --         4,167/2,233                $1,971,992/369,794
Neil Kreisberg....................                                333/667                   $85,931/172,119
Stephen A. Novick.................      --           --           3,500/0                     $1,870,925/0

---------------

(1) All options relate to shares of Common Stock.

OPTION GRANTS IN THE LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                         -----------------------------------------------------------------------------------
                                                 % OF TOTAL
                          NUMBER OF SHARES     OPTIONS GRANTED    EXERCISE
                         UNDERLYING OPTIONS     TO EMPLOYEES        PRICE                      GRANT DATE
NAME                         GRANTED(1)            IN 2003        ($/SHARE)    EXP. DATE    PRESENT VALUE(2)
----                     ------------------    ---------------    ---------    ---------    ----------------
Steven G. Felsher......          300                13.6%          $755.53      1-21-11         $90,348

---------------

(1) Options granted to acquire Common Stock at market price on the date of grant under the Company's 1994 Stock Incentive Plan. These options are exercisable at a rate of one-third per year beginning on the initial exercise date, which is July 21, 2006.

(2) Amounts based on the modified Black-Scholes option prices model with the following assumptions: exercise price equal to fair market value on the date of grant, seven and one-half year option term, interest rate of 3.67% and a dividend rate of .53%. There is no assurance that value realized by an optionee will be at or near the value estimated by this pricing model. Should the stock price not rise above the option price, the optionee will realize no gain.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of the Company's independent directors. The Committee is responsible for the establishment of the goals of the Company's compensation policies and practices. In carrying out these responsibilities the members of the Committee among other things, review the development of the Company's operations, its revenue and profit performance, its prospects for growth and the general trends in the advertising agency industry, including, but not limited to, the compensation paid to other senior executives in the advertising agency industry.

     The Committee reviews and approves general allocations under several long-term deferred and current compensation programs which utilize both cash and stock awards. By rewarding excellent performance with current compensation, enhancing motivation for profit performance and encouraging a strong community of interests with the Company's stockholders through share awards, these programs are designed to foster the retention of key management personnel and a strong commitment by the Company's senior executives to the interests of the Company's stockholders, clients and business.

     These goals are particularly important, and not readily subject to a short-term formula approach, in the advertising industry where compensation is heavily negotiated and where there is great demand for talented people, thus resulting in a high potential for executive turnover. The Committee believes that the programs adopted by the Company have been helpful in retaining and motivating its executive officers who average more than 20 years of service with the Company. This stability, which is often not prevalent in the advertising agency business more generally, has, in the judgment of the Committee, been important in enabling the Company to secure and retain its status in the industry and achieve the strong performance of its share price over the last 20 years. Over such 20-year period, and as through the record date, the Company's stock price has had an annual compounded return, exclusive of dividends, of approximately 14.8%.

     The Company's executive officers, as disclosed in this proxy statement, own a substantial interest in the Company's stock, a significant portion of which was acquired over many years through a number of the Company's stock programs. This indicates the importance which the Company places on management having the same interests as stockholders generally.

     A significant portion of the executive officers' total compensation has traditionally been provided through payment of discretionary annual bonuses and through allocations under the Company's Senior Management Incentive Plan ("SMIP") which are intended to create incentives to improve growth and profitability. In approving annual bonus allocations, the Committee considers the results of operations of the Company, the executive officers' relative contribution to the Company's overall success, the need for executive officers to believe they are compensated competitively, the need for bonuses to be scaled to reflect seniority and contribution, and other relevant factors.

     During 2003, under Mr. Meyer's direction, the Company's financial performance improved significantly when compared to the prior year. The Company took steps to increase revenues and maintain its costs in a continuing difficult environment outside of the United States. In recognition of this, in 2003, Mr. Meyer was allocated a salary increase of $250,000. The Committee recognized that Mr. Meyer's salary had not been increased for a number of years, that Mr. Meyer continues to have strong relationships with key clients of the Company, plays an important leadership role in the Company and that Mr. Meyer directed positive steps to return the Company to better levels of performance. In determining Mr. Meyer's compensation elements, the Committee considered, in addition to the performance of the Company, the compensation of other chief executive officers in the advertising industry, as such data is publicly available and set forth in various compilations. The Committee further considered that Mr. Meyer has been employed by the Company since 1956, has served as the Chief Executive Officer since 1971 and has made long-term contributions in creating value for the Company and its stockholders by establishing and maintaining significant client relationships.

     Under the 2003 SMIP, as approved by the Company's stockholders, participants are credited with compensation in an aggregate amount equal to 12% of the Company's pre-tax operating earnings for each year from 2003 through 2007. Because of Mr. Meyer's senior position and his substantial interest in the equity of the Company, and in light of the Company's significantly improved performance in 2003 and the fact that Mr. Meyer did not receive a bonus with respect to 2003, the Committee awarded Mr. Meyer with respect to 2003 an allocation of $2,048,500, consistent with the 25% maximum allocation percentage of the aggregate amount credited for 2003 under SMIP which was allocated to Mr. Meyer in accordance with the terms and provisions of the 2003 SMIP.

     The income tax laws deny tax deductions to publicly-held corporations for annual compensation paid to certain executive officers in excess of $1,000,000, subject to certain exceptions. The Committee believes the

Company should take appropriate steps to be in a position to preserve the tax deductibility of compensation payments, to the extent such steps are consistent with providing competitive compensation to its executives and the Company otherwise satisfies the requirements of the tax law. Thus, to satisfy the requirements of the tax law, the Committee submitted to, and secured the approval of, the stockholders at the 1994 annual meeting of stockholders, the Company's stock compensation and incentive plans designed to comply with such tax laws. In addition, and for the same purpose, the Company has entered into arrangements, as discussed below, with Messrs. Meyer, Berenson, Felsher and Novick, to ensure continued compliance in the future.

                                          DANIEL S. SHAPIRO(2)

SENIOR EXECUTIVE OFFICER POST-EMPLOYMENT COMPENSATION PLAN; PENSION ARRANGEMENTS

     The Senior Executive Officer Post-Employment Compensation Plan provides that certain qualified officers of the Company and its subsidiaries will be entitled upon retirement at or after the age of 60 to a lifetime supplemental pension of a maximum of $60,000 per year depending, in part, upon the date of retirement. Persons who are executive vice presidents of the Company, or more senior, or are designated senior executive officers of certain of the Company's subsidiaries, and who have met certain age and length of service requirements, and have been designated by the Board of Directors of the Company, are participants under the plan. In addition, a surviving spouse of a recipient of a pension under the plan is entitled to an annual pension equal to a maximum of $30,000, depending, in part, upon the date of retirement of the deceased participant, for the shorter of such spouse's life and 20 years. Each of the named executives were participants under the plan. In addition, the Company has certain understandings whereby certain additional pension amounts may be paid to Messrs. Berenson, Felsher, Kreisberg and Novick. Furthermore, the Company has agreed to make certain payments ("pension deposits") to a trust maintained with HSBC Bank USA which would be used to fund a pension obligation to be payable to Mr. Meyer over the eleven year period following the normal expiration of his current employment agreement ("pension period"). Annual pension deposits of $740,600 are to be made through 2005 contingent on Mr. Meyer's continued employment. The amount of the pension to be paid to Mr. Meyer will be dependent on, and be limited to, the funds in the trust during the pension period. In addition, upon termination of Mr. Meyer's employment prior to the commencement of the pension period or upon his death, any undistributed funds in the trust would be paid to Mr. Meyer or his estate, as the case may be, in satisfaction of any future obligations with respect to this pension.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1996, pursuant to an earlier employment arrangement with Mr. Berenson, the Company loaned Mr. Berenson $700,000, $200,000 of which was forgiven by the Company in early 2002 and $500,000 of which is forgivable by the Company dependent on Mr. Berenson's continued employment through 2004. In addition, in 2004 the Company agreed with Mr. Berenson that Mr. Berenson would retire from Company effective January 31, 2005.

---------------

2Messrs. Brodsky and Tanner were not members of the Board or the Compensation
 Committee at the time that the recommendations contained in the Compensation Committee Report were made by the Compensation Committee to the Board.

     The Company has an employment agreement with Mr. Felsher providing for his continued employment with the Company through July 21, 2005. The agreement also provides for an annual salary of $600,000 for Mr. Felsher's services, and for the annual grant of 300 shares of restricted stock and options to acquire 300 shares of Company stock at the then pertaining market value. In addition, in the event Mr. Felsher's employment is terminated without cause or good reason he shall be entitled to a payment equal to the greater of his principal annual aggregate compensation multiplied by 1.4 and the amounts which would have been paid during the then remainder of his agreement. In such event, as well, all of Mr. Felsher's unvested benefits under Company plans will vest. The Board of Directors has approved the making of future gross-up payments by the Company to Mr. Felsher in respect of potential golden parachute excise taxes payable by Mr. Felsher.

     The Company has an agreement with Mr. Kreisberg providing for his continued employment with the Company through June 8, 2006. In addition if Mr. Kreisberg's employment is terminated by the Company without cause, he shall be entitled to be paid his salary for the then remainder of the agreement. In such event, as well, Mr. Kreisberg's unvested benefits under the 2003 SMIP will vest.

     The Company has arrangements with each of Messrs. Berenson, Felsher and Novick which provide for the deferral of any compensation to the extent necessary to preserve the tax deductibility of such compensation under Section 162(m) of the Internal Revenue Code ("Section 162(m)"), and pursuant to which the scheduled distributions under the Company's 1998 SMIP have been deferred.

     The Company has an employment agreement with Mr. Meyer, which provides for Mr. Meyer's employment with the Company through December 31, 2005. The agreement also provides for a minimum annual salary of $3,650,000 for Mr. Meyer's services as Chief Executive Officer. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause (as defined in the agreement), or if Mr. Meyer effects such termination due to a change of control of the Company or other good reason specified in the agreement, Mr. Meyer will receive $3,000,000 in consideration of his employment. The agreement further provides that the Company will defray premiums on life insurance policies on Mr. Meyer's life payable to a beneficiary designated by him; the Company paid $35,053 in premiums in respect of these policies in 2003. The employment agreement also provides that Mr. Meyer may, for a period subsequent to his termination of full-time employment as Chief Executive Officer, provide the Company with consulting services for compensation at the rate of $5,000 per month. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause, or if Mr. Meyer effects such termination due to a change in control of the Company or for other good reason, Mr. Meyer will receive a lump sum payment equal to his then current aggregate remuneration multiplied by the greater of the number of years remaining in the term of the employment agreement and the number three. In such event, Mr. Meyer will also have an option to sell to the Company each share of the Common Stock and the Class B Stock which he then owns at the per share market value of the Common Stock. Mr. Meyer's agreement also provides that, (subject to reduction or suspension in the event Mr. Meyer becomes disabled or is in breach of his agreement) following his termination of employment, the Company will, among other things, provide Mr. Meyer for the remainder of his life, with an office and related office staff and facilities and, for a period of five years, the continued use of a car and driver. The Company has also agreed to reimburse Mr. Meyer for certain business expenses incurred by him during the five year period following termination of his employment of up to $100,000 per year, with such amount being adjusted for increases in the consumer price index until the date of termination of his employment. During such five year period, Mr. Meyer has also been charged with the responsibility of overseeing a certain portion of the Company's charitable contributions and, thus, will see to the contribution to charities of $100,000 per year of the Company's funds. If Mr. Meyer had been terminated effective

December 31, 2003 under circumstances which would have resulted in payment of the special severance detailed in the foregoing description of his agreement, the amount then payable to him would have been $32,937,600.

     Mr. Meyer's employment agreement also provides for the deferral of certain compensation otherwise payable to him and the payment of such deferred compensation into a trust maintained with HSBC Bank USA. The purpose of the trust arrangement is to enhance the Company's ability to deduct compensation paid to Mr. Meyer without the application of Section 162(m)at such times as the monies are paid to Mr. Meyer from the trust. Section 162(m), under certain circumstances, denies a tax deduction to an employer for certain compensation expenses in excess of $1,000,000 per year paid by a publicly-held corporation to certain of its executives. For 2003, all W-2 compensation attributable to Mr. Meyer in excess of $1,000,000 was deferred and paid into the trust. In 2004 and subsequent years, such excess as shall be timely elected by Mr. Meyer shall be deferred and paid into the trust provided that no such election or failure to elect shall cause any compensation paid to Mr. Meyer to be non-deductible by reason of Section 162(m). Amounts deferred and paid into the trust shall be paid to Mr. Meyer or to his estate, as the case may be, upon the expiration of Mr. Meyer's employment agreement, or the termination of his employment by reason of death or disability. For the purpose of the presentation of Mr. Meyer's compensation in the Summary Compensation Table hereinabove provided, the amounts deferred and paid into the trust are deemed having been paid to Mr. Meyer.

     The Company and Mr. Meyer entered into an amendment to Mr. Meyer's employment agreement on May 17, 2004. This amendment will become effective January 1, 2005. The amendment extends the term of the employment agreement until December 31, 2005. Under the amended agreement, if the Company terminates Mr. Meyer's employment without cause, or if Mr. Meyer effects such termination due to a change of control of the Company or other good reason specified in the agreement, Mr. Meyer will be entitled to receive his salary, bonus and pension contributions for the remainder of 2005, and the sum of $3,000,000. For this purpose, Mr. Meyer's bonus will be deemed to be the average of his annual bonuses and annual SMIP allocations in 2003 and 2004. Under the amended agreement Mr. Meyer will no longer have the option to sell to the Company each share of Common Stock and Class B Stock which he then owns. Mr. Meyer may, for a period subsequent to his termination of full-time employment as Chief Executive Officer, provide the Company with consulting services for compensation at the rate of $5,000 per month. This amount will be reduced to $1,000 per month after five years. The amendment also provides that the Company will, among other things, provide Mr. Meyer for a period of five years following his termination of employment with an office, related office staff and facilities and the continued use of a car and driver. In addition, over such five year period the Company shall seek Mr. Meyer's suggestions with respect to up to $100,000 in potential annual charitable contributions, but shall be under no obligations to make any charitable contribution with respect to such suggestion.

     In connection with the execution of the merger agreement, Mr. Meyer entered into a voting agreement with WPP and Merger Sub pursuant to which, among other things, Mr. Meyer has agreed to vote his shares of the Company's Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share, in favor of approval and adoption of the merger agreement and the transactions contemplated thereby.

     In connection with the execution of the merger agreement, WPP and the Company entered into a new employment agreement with Mr. Meyer, certain sections of which became effective immediately and others of which only become effective upon the completion of the merger. WPP conditioned its willingness to enter into the merger agreement on Mr. Meyer entering into a new employment agreement with the Company. The new employment agreement replaces and supercedes Mr. Meyer's existing employment agreement, which provided for a term of employment ending on December 31, 2005 and provided for certain payments and benefits to be made to Mr. Meyer in the event that he terminated his employment following consummation of the merger (as described below).

     Position and Term of Employment Agreement. The new employment agreement provides for a term of employment for Mr. Meyer beginning upon completion of the merger and ending on December 31, 2006. The term will be automatically extended for successive one-year periods beginning on January 1, 2007, unless the Company or Mr. Meyer provides at least 90 days written notice of non-renewal. During the term, Mr. Meyer will serve as the Chairman of the board of directors and Chief Executive Officer of the Company.

     Mr. Meyer will also continue to serve as Chief Executive Officer of Grey Worldwide Global Operations, or Grey Worldwide, the Company's principal operating unit, following the merger until a successor is appointed. Pursuant to the terms of the new employment agreement, Mr. Meyer will propose for appointment a successor Chief Executive Officer of Grey Worldwide within six months after the completion of the merger. This appointment is subject to the approval of the Group Chief Executive of WPP. If a successor Chief Executive Officer of Grey Worldwide has not been appointed within six months after the completion of the merger, the Group Chief Executive of WPP will have the right to appoint the successor Chief Executive Officer of Grey Worldwide. As promptly as practicable after the appointment of the successor Chief Executive Officer of Grey Worldwide, the board of directors of WPP will, subject to applicable law and at the request of Mr. Meyer, appoint Mr. Meyer to the board of directors of WPP.

     Compensation and Benefits During Term of Employment. Under his existing employment agreement, Mr. Meyer was entitled to receive a minimum annual base salary of $3,650,000, subject to certain increases, as well as bonus and other compensation pursuant to the Company's bonus, stock award and other plans. Under the new employment agreement, Mr. Meyer will be entitled to receive a minimum annual base salary of $1,000,000, subject to increases fixed from time to time in accordance with the Company's salary review policy for senior executives then in effect. During the term of the new employment agreement, Mr. Meyer will be eligible to earn an annual cash bonus equal to $750,000 for achieving target performance for the applicable year and $1,000,000 as a maximum bonus for outstanding achievement above target levels for the applicable year, in accordance with the terms and conditions of the Short-Term Incentive Plan to be established for the Company for each year following completion of the merger.

     Pursuant to the terms of the new employment agreement, promptly after the completion of the merger, WPP will award Mr. Meyer performance shares with a target value of $1,000,000 pursuant to and subject to the terms and conditions of the Long-Term Incentive Plan to be established for the Company for the three-year period following completion of the merger. So long as Mr. Meyer is employed through December 31, 2006, he will be entitled to receive, after completion of the three-year period ending 2007, a payout equal to the full value of his performance shares (determined based on the extent to which targets for such period are achieved), even if Mr. Meyer's employment with the Company is terminated after December 31, 2006. In addition, on or before each of April 30, 2005 and April 30, 2006, if Mr. Meyer is then employed by the Company, Mr. Meyer will be granted stock options to acquire American Depository Shares of WPP ("WPP ADS") with a fair market value of $1,000,000 at the time each of the options are granted, subject to the terms of the WPP Group Executive Stock Option Plan. These options will have an exercise price per WPP ADS equal to the fair market value of a WPP ADS as of the time of the grant, vest on the third anniversary of the grant if Mr. Meyer remains employed by the Company through December 31, 2006, and be exercisable for a period of 90 days after the options vest in the event that Mr. Meyer is no longer employed by the Company.

     The new employment agreement provides that Mr. Meyer, during its term, will be entitled to participate in all insurance, pension and other fringe plans or benefits made available to senior executives of the Company. In addition, at the completion of the merger, Mr. Meyer will receive a payout representing the aggregate amount of deferred compensation and supplemental pension amounts earned by Mr. Meyer over nearly the past 10 years (as well as the accrued return on these amounts), which is owed by the Company to Mr. Meyer pursuant to his existing employment arrangements. As of September 30, 2004, the aggregate amount of deferred compensation and supplemental pension amounts was approximately $53.1 million. The life insurance previously purchased by the Company with respect to Mr. Meyer will be owned by Mr. Meyer or his assigns and will be payable to a beneficiary or beneficiaries designated by him. Following completion of the merger, the Company will not be obligated to make any premium or similar payments in respect of this life insurance.

     Pursuant to Mr. Meyer's existing employment agreement, the transaction with WPP constitutes a change of control of the Company that entitles Mr. Meyer to elect to terminate his employment with the Company and, following termination, receive a severance payment of approximately $22.7 million (plus an additional amount of approximately $12.4 million in gross-up payments related to golden parachute excise taxes) in the event that his employment is terminated in 2004 following a change of control of the Company, and approximately $9 million in the event that his employment is terminated in 2005 following a change of control of the Company. Mr. Meyer would also be entitled to receive certain other compensation, benefits and rights under his existing employment agreement, including a "put right" pursuant to which, if his employment was terminated in 2004 following a change of control of the Company, Mr. Meyer could require the Company to purchase all of his Company shares for cash at a price equal to the fair market value of such shares.

     In connection with the proposed merger with WPP, Mr. Meyer has agreed, among other matters, to:

     - remain an employee of the Company following completion of merger;

     - terminate his existing employment agreement and replace it with his new employment agreement;

     - eliminate any "put right" of Mr. Meyer to require the Company to purchase his shares for cash at fair market value;

     - become subject to various non-competition restrictions described below;

     - exercise in 2004 a number of options to purchase the Company common stock, if the effective time of the merger occurs in 2005, in order to preserve the deductibility to the Company of compensation payments made to him in connection with the merger and avoid the need for the Company to gross up any golden parachute excise taxes (potential savings to the Company of approximately $16.6 million when compared with payments that would otherwise be made to him by the Company in 2005 pursuant to his new employment agreement in the absence of such exercise);

     - relinquish his existing rights to severance and other benefits in the event that his employment with the Company is terminated prior to consummation of the merger under certain circumstances (as further described below);

     - terminate the Company's obligation to make any premium or similar payments in respect of his life insurance following completion of the merger; and

     - terminate the Company's obligation to defer any of his compensation or make any further credits to his supplemental pension account following completion of the merger.

     As provided in the new employment agreement, in exchange for certain of the foregoing actions by Mr. Meyer, and in lieu of the change of control payments described above which Mr. Meyer would have otherwise been entitled to receive, the Company has agreed to pay Mr. Meyer a settlement payment of approximately $22.7 million upon the completion of the merger, plus an additional amount of approximately $12.4 million in gross-up payments related to golden parachute excise taxes in the event that the merger closes in 2004.

     Effect of Termination of Mr. Meyer's Employment Prior to Completion of the Merger. If Mr. Meyer's employment with the Company terminates prior to the completion of the merger (except in the event that the merger agreement is terminated), Mr. Meyer would forfeit all rights to payments or benefits that he may otherwise be entitled to receive under his existing employment agreement and the Company's benefit plans (other than certain deferred compensation and supplemental pension payments and benefits and certain health benefits for the remainder of Mr. Meyer's life and the remainder of Mr. Meyer's wife's life). If Mr. Meyer is terminated without cause or departs for good reason (each as defined in his existing employment agreement) prior to completion of the merger, other than by reason of a change of control of the Company, but, nonetheless, assumes his position as Chairman and Chief Executive Officer of the Company upon the completion of the merger, he will receive all payments and (to the extent practicable) benefits he would have received between termination and the completion of the merger had he remained employed during this period. In the event that Mr. Meyer's employment is terminated prior to the completion of the merger due to his death or disability, Mr. Meyer and/or his estate, as applicable, will be entitled to receive the same payments and benefits that Mr. Meyer would be entitled to receive in such event under his existing employment agreement. In the event that the Company or WPP terminates the merger agreement, Mr. Meyer's new employment agreement will terminate and his existing employment agreement will be reinstated and in effect.

     Effect of Termination of Mr. Meyer's Employment Following Completion of the Merger. In the event that, during the term of the new employment agreement, Mr. Meyer's employment is terminated by the Company other than for "cause," death or disability, or by Mr. Meyer for "good reason," Mr. Meyer will be entitled to receive the following payments and benefits:

     - a lump sum severance benefit equal to his base salary for the remainder of the employment term and the full target annual cash bonus under the Short-Term Incentive Plan for the year of termination;

     - long term incentive plan performance shares that will be paid out at the end of the Long-Term Incentive Plan period prorated for the portion of the term prior to termination;

     - with respect to any stock option grant for 2005 or 2006 to which Mr. Meyer would have received but which has not been granted prior to termination, WPP will grant restricted shares of WPP ADSs with a value of $250,000 for each grant which will vest on the third anniversary of such grant;

     - options previously granted will be exercisable for a period of 90 days following the vesting of such options; and

     - continued coverage under the Company's health benefit plans for the remainder of Mr. Meyer's life and the remainder of Mr. Meyer's wife's life.

     Mr. Meyer will be entitled to receive substantially reduced payments and benefits in the event that his employment is terminated as a result of his death or disability following completion of the merger.

     Under the new employment agreement, termination of employment for "cause" generally includes willful and continued failure by Mr. Meyer to substantially perform his duties, violations by Mr. Meyer of written policies applicable to senior executives of the Company or WPP which would result in material injury to the Company or WPP, and felony convictions. Under the new employment agreement, termination of employment for "good reason" generally includes adverse changes in Mr. Meyer's responsibilities or salary and failure to comply with the terms of the new employment agreement, including failure to elect or re-elect Mr. Meyer to his current positions or failure to provide incentive and equity compensation as provided in the new employment agreement. A change of control of the Company (following completion of the merger with WPP) would also constitute "good reason."

     Under the term of the new employment agreement, in the event that Mr. Meyer retires on or after January 1, 2006 and prior to December 31, 2006, Mr. Meyer will be entitled to receive the following payments and benefits:

     - base salary for the remainder of the employment term;

     - one-half of the Long-Term Incentive Plan performance shares that will be paid out at the end of the Long-Term Incentive Plan period;

     - options previously granted will be exercisable for a period of 90 days following the vesting of such options; and

     - continued coverage under the Company's health benefit plans for the remainder of Mr. Meyer's life and the remainder of Mr. Meyer's wife's life.

     Under the new employment agreement, upon termination of Mr. Meyer's employment at the end of the employment term, termination by the Company other than for "cause" or by Mr. Meyer for "good reason," or upon Mr. Meyer's retirement on or after January 1, 2006 and prior to December 31, 2006, Mr. Meyer will also be entitled to receive other perquisites and benefits for five years following termination, including office accommodations and support staff, certain travel accommodations, reimbursement for travel and entertainment expenses incurred in performing services for the Company and access to the Company's executive dining rooms.

     The new employment agreement provides that, if any payments under the new employment agreement would be subject to the excise tax under Section 4999 of the U.S. Internal Revenue Code, as amended, or the U.S. tax code, the Company will provide an additional payment so that Mr. Meyer will be placed in the same after-tax financial position that he would have been in had he not incurred any excise tax under Section 4999.

     Under the new employment agreement, Mr. Meyer will be restricted for a period of five years after the completion of the merger from, except on behalf of WPP and the Company, working on the account of any client of WPP or the Company or any significant competitor of such client, being employed by or furnishing services to any company whose principal activity is competitive with WPP or the Company or soliciting other employees to do so.

     In 1983, the Company sold and issued $3,025,000 principal amount of its 8 1/2% Convertible Subordinated Debentures, due December 31, 2003, to Mr. Meyer in consideration of a purchase price of equal amount, of which $25,000 was paid in cash and the remainder by delivery of Mr. Meyer's long-term 9% full recourse promissory note in the principal amount of $3,000,000, due December 31, 2004. The Debentures were converted on December 31, 2003 into 25,564 shares of Common Stock and 25,564 shares of Class B Stock in accordance with their terms. During 1992, Mr. Meyer exercised certain stock options which had been granted to him in 1984, and, in connection therewith pursuant to the stock option agreement, issued to the Company his promissory note in the amount of $3,169,690, representing the exercise price in excess of the par value of the shares issued on exercise, which amount was paid in cash, and his promissory note in the amount of $2,339,998, representing the amount of tax required to be withheld in connection with such option exercise (collectively the "Stock Option Notes"). In November 2001, the Company, extended the maturity dates of the Stock Option Notes, which had originally been scheduled to mature in December 2001, by having Mr. Meyer deliver replacement promissory notes ("Replacement Notes") which mature in November 2006. The interest rate pertaining to both the Stock Option Notes and the Replacement Notes is the Applicable Federal Rate set by the Internal Revenue Service on the date of issue, and is 6.06% and 3.93% respectively. In addition, on January 5, 2004, Mr. Meyer exercised an option granted to him in 1995 in respect of 40,000 shares of Common Stock, and, in connection therewith, delivered to the Company 21,090 shares of Common Stock owned by him in satisfaction of the exercise price of $5,940,000 and the tax withholding obligations arising in connection with such exercise. Mr. Meyer also paid to the Company the aggregate amount of $781,490.90 representing all of the principal and interest outstanding pursuant to the long-term 9%, full recourse promissory notes delivered to the Company in connection with Mr. Meyer's purchase of shares of Series I Preferred Stock, Series II Preferred Stock and Series III Preferred Stock (collectively, the "Preferred Stock"). On April 7, 2004, the Company redeemed all of Mr. Meyer's Preferred Stock in accordance with their terms at a redemption price of $12,041,522.

     Other than pursuant to the loans described above no executive named above is indebted to the Company for more than $60,000. Certain key employees of the Company, including the named executives and certain members of their immediate families ("Beneficiaries"), entered into the Voting Trust Agreement, as amended in 1987 and 1994, pursuant to which the Beneficiaries have deposited the shares of Common Stock and Class B Stock owned by them into a voting trust. The trust terminated in accordance with its terms on March 21, 2004, and as such Mr. Meyer is no longer the Voting Trustee and may no longer be deemed to beneficially own, solely in his capacity as Voting Trustee, shares of Common Stock or Class B Stock that were deposited in the trust. The Company has entered into indemnification agreements with each of the members of the Board of Directors and certain executive officers (including Messrs. Meyer and Felsher), providing, generally, for the fullest indemnification permitted by law.

                               PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN FOR THE COMPANY, THE S&P 500 INDEX AND FIVE OTHER PUBLICLY-TRADED ADVERTISING AGENCIES
[PERFORMANCE GRAPH]

                                                    GREY GLOBAL GROUP
                                                          INC.                    S&P 500 INDEX                PEER GROUP
                                                    -----------------             -------------                ----------
Dec 98                                                   100.00                      100.00                      100.00
Dec 99                                                   111.04                      178.05                      121.04
Dec 00                                                   181.82                      147.47                      110.02
Dec 01                                                   187.63                      130.70                       96.95
Dec 02                                                   173.05                       88.27                       75.52
Dec 03                                                   194.62                      117.12                       97.18

     The Company's peer group is comprised of the Interpublic Group of Companies, Inc., Omnicom Group Inc., WPP Group, plc, True North Communications, Inc. for 1999 through 2000, Cordiant Communications Group plc for 1999 through 2002, Saatchi & Saatchi plc for 1999, and Young & Rubicam Inc. for 1999. The graph assumes the initial investment of $100 on December 31, 1998 and the reinvestment of dividends thereafter.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors of the Company has selected its present auditors, the firm of Ernst & Young LLP, as independent auditors to examine and report on the financial statements of the Company for the year ending December 31, 2004. A representative of Ernst & Young LLP is expected to be present at the meeting to make such statements as they deem appropriate and to respond to appropriate stockholder questions. The Board has determined that, although not required, it would be desirable to request from the stockholders an expression as to whether they concur in the foregoing selection. The Board recommends that stockholders vote to ratify such selection. If the holders of a majority of the votes represented at the meeting do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board. Abstentions will have the same effect as a negative vote, while broker non-votes will be disregarded and have no effect.

     The Board of Directors unanimously recommends a vote "FOR" this proposal.

     The following table summarizes the aggregate fees billed by Ernst & Young LLP, the Company's independent auditor, for services rendered for the years ended December 31, 2003 and 2002.

                                                          2003         2002
                                                       ----------   ----------
Audit fees...........................................  $4,497,941   $3,820,548
Audit related fees...................................     696,056      245,982
Tax fees.............................................   1,020,326    2,129,541
All other fees.......................................      85,794       12,224
                                                       ----------   ----------
          Total......................................  $6,300,118   $6,208,295
                                                       ==========   ==========

     The amount shown for Audit fees includes professional services rendered for the audit by Ernst & Young, LLP of Company's annual financial statements for 2003 and 2002, and the reviews by Ernst & Young, LLP of the Company's financial statements included in its Quarterly Reports on Form 10-Q during 2003 and 2002, and Registration Statements on Form S-8.

     The amount shown for Audit related fees includes services related to employee benefit plan audits, review of inter-company processes and the issuance of Company debentures.

     The amount shown for Tax fees includes services related to professional services performed with respect to tax compliance, tax advice and tax planning services.

     The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by Ernst & Young, LLP. Specifically, the Audit Committee has pre-approved the use of Ernst & Young, LLP for specific types of services within the following categories of non-audit services: (i) domestic and international accounting consultations related to the 2004 audit, including consultations relating to stock-based compensation, business combinations, financial reporting, U.S. generally accepted accounting principles and accounting principles of other jurisdictions, revenue recognition, equity/consolidation and new accounting pronouncements; (ii) other opinion-related services, including services relating to registration statements in respect of the Company's convertible debentures and other securities, SEC inquiries and other regulatory inquiries, internal control reviews and Sarbanes-Oxley compliance reviews; (iii) various U.S. tax services; and (iv) various international services. The Audit Committee has approved a specific budget amount with respect to each category of services, and the Company's management is required to obtain pre-approval of the Audit Committee for any individual project that will cost $250,000 or more during the year. The Company's management will maintain a record of all individual approved requests which will be available for review by the Audit Committee at any time.

     The Audit Committee has considered whether the provision of tax non-audit services are compatible with maintaining the independence of Ernst & Young LLP.

                             STOCKHOLDER PROPOSALS

     Under Rule 14a-8 of the Exchange Act, any stockholder of the Company who intends to present a proposal at the 2004 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for such meeting must submit the proposal in writing to the Secretary of the Company, at the principal executive offices of the Company. The proposal must be received no later than August 10, 2005.

     Rule 14a-4(c)(1) of the Exchange Act governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the Company's proxy statement. Rule 14a-4(c)(1) provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the first anniversary date of the date of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

     With respect to the Company's Annual Meeting of Stockholders to be held in 2005, if the Company is not provided with notice of a stockholder proposal, which proposal has not been submitted for inclusion in the Company's proxy statement, by October 24, 2005, the Company will be permitted to use its voting authority as described above.

                   STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

     Stockholders may communicate with the Board or any individual director by writing to the Board or any individual director in care of the Company Secretary, who will forward such communications to the appropriate party.

                            SOLICITATION OF PROXIES

     The solicitation of proxies will be conducted primarily by mail. Employees of the Company, however, may solicit proxies by telephone, other means of communication or personal contact, but at no additional compensation.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                                          Steven G. Felsher
                                          Secretary

December 8, 2004

                                                                       EXHIBIT A

                     CHARTER OF THE AUDIT COMMITTEE OF THE
                             BOARD OF DIRECTORS OF
                             GREY GLOBAL GROUP INC.

PURPOSE OF THE COMMITTEE

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Grey Global Group Inc. is to oversee (i) the accounting and financial reporting processes of Grey Global Group Inc. and its subsidiaries (the "Corporation"), and (ii) the audits of the financial statements of the Corporation.

COMPOSITION OF THE COMMITTEE

     The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the Nasdaq Stock Market ("Nasdaq"), and any additional requirements that the Board deems appropriate.

     The Chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairperson, the members of the Committee, by majority vote, may designate a Chairperson.

     At least one member of the Committee must be designated by the Board to be an "audit committee financial expert," as such term is defined in the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") pursuant to the Sarbanes-Oxley Act of 2002 (the "Act").

     Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

MEETINGS OF THE COMMITTEE

     The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

     The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

     The Committee shall maintain minutes of its meetings and records relating to those meetings.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

     In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, Nasdaq, and any other regulatory authority:

  SELECTION, EVALUATION AND OVERSIGHT OF AUDITORS

      (1) Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Corporation's Annual Report on Form 10-K is referred to herein as the "independent auditors");

      (2) Review and, in its discretion, approve in advance the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such auditors (which approval should be made after receiving input from the Corporation's management, if desired). Approval of audit and permissible non-audit services may also be made by one or more members of the Committee as shall be designated by the Committee, and the persons granting such approval shall report such approval to the Committee at the next scheduled meeting;

      (3) Review the performance of the Corporation's independent auditors, including the lead partner of the independent auditors,

      (4) Obtain at least annually from the Corporation's independent auditors and review a report describing:

           (a) the independent auditors' internal quality-control procedures;

           (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

           (c) all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

      (5) Evaluate the independence of the Corporation's independent auditors by, among other things:

           (a) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors' independence;

           (b) monitoring compliance by the Corporation's independent auditors with the audit partner rotation requirements contained in the Act and the SEC rules thereunder;

           (c) reviewing the lead partner of the independent auditors and considering whether there should be a regular rotation of the independent auditors;

           (d) monitoring compliance by the Corporation with the employee conflict of interest requirements contained in the Act and the SEC rules thereunder; and

           (e) engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules;

      (6) Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and that the Committee is responsible for the selection (subject, if applicable, to shareholder ratification), evaluation and termination of the Corporation's independent auditors;

      (7) Inform the Corporation's independent auditors that, to the extent the Corporation's independent auditors do not already provide such information, the Committee expects the independent auditors' communications to the Committee to include the items required under the rules promulgated under the Act;

 OVERSIGHT OF ANNUAL AUDIT AND QUARTERLY REVIEWS

      (8) Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan's progress and results during the year;

      (9) Review the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation's independent auditors;

     (10) Review with management and the independent auditors:

           (a) all critical accounting policies and practices to be used;

           (b) all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

           (c) all material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences;

           (d) the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any major issues related thereto;

           (e) the effect of relevant and material regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; and

           (f) major issues regarding accounting principles and financial statement presentations, including significant changes in the Corporation's selection or application of accounting principles;

     (11) Resolve all disagreements between the Corporation's independent auditors and management regarding financial reporting;

     (12) Review on a regular basis with the Corporation's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

          (a) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise); and

          (b) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Corporation;

     (13) Confirm that the Corporation's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation's independent auditors;

  OVERSIGHT OF FINANCIAL REPORTING PROCESS AND INTERNAL CONTROLS

     (14) Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

          (a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Corporation's ability to record, process, summarize and report financial information; and

          (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls;

     (15) Review the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Corporation's internal audit function, through inquiry and discussions with the Corporation's independent auditors and management of the Corporation;

     (16) Evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

     (17) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

     (18) Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation assess and manage the Corporation's exposure to risk, as well as the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures;

     (19) Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the Corporation's chief financial officer to assign additional internal audit projects to the director of the Corporation's internal auditing department;

  OTHER MATTERS

     (20) Establish and implement policies for the Committee's review and approval or disapproval of related party transactions required to be disclosed by Item 404 of Regulation S-K of the SEC;

     (21) Issue the report pursuant to Item 306 of Regulation S-K of the SEC that is required to be included in the Corporation's annual proxy statement addressing the Committee's review of the Corporation's financial statements, certain communications with management and the independent audi-tors, and the Committee's recommendation as to whether the financial statements should be included in the Corporation's annual report on Form 10-K;

     (22) Review the Corporation's policies relating to the ethical handling of conflicts of interest, as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets;

     (23) Maintain procedures, as set forth in Section 10A(m)(4) of the Exchange Act, for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters (Annex A hereto);

     (24) Instruct the Corporation's Corporate Secretary that, upon receipt of any communications intended for the Committee, such communications shall be forwarded unopened directly to the Committee;

     (25) Cause to be made an investigation into any appropriate matter brought to its attention within the scopes of its duties;

     (26) Secure independent expert advice to the extent the Committee determines it to be appropriate including relating and determining funding for, with or without Board approval, independent counsel, accountants, consultants or others, as set forth in Section 10A(m)(5) of the Exchange Act, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors is to be borne by the Corporation;

     (27) Report regularly to the Board on its activities, as appropriate.

     (28) Review and assess the adequacy of this Charter on an annual basis; and

     (29) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

     While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

     In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation; it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting review or procedures or to set auditor independence standards; and each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Corporation from which it receives information, and (b) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

     Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state law.

                                     * * *

                   PROCEDURES FOR THE ANONYMOUS SUBMISSION OF
                  COMPLAINTS OR CONCERNS REGARDING ACCOUNTING,
                INTERNAL ACCOUNTING CONTROLS OR AUDITING MATTERS

     The following is the procedure for the confidential, anonymous submission by employees of Grey Global Group Inc. and its subsidiaries (the "Corporation") and others of concerns regarding questionable accounting, internal accounting controls, auditing or related matters ("Concerns"):

     (1) The Corporation shall forward to the Audit Committee of the Board of Directors (the "Audit Committee") any complaints that it has received regarding accounting, internal accounting controls or auditing matters.

     (2) Any employee of the Corporation may submit, on a confidential, anonymous basis if the employee so desires, any Concerns by setting forth such Concerns in writing and forwarding them in a sealed envelope to the Chairperson of the Audit Committee, in care of the Corporation's Corporate Secretary (the "Secretary"), such envelope to be labeled with a legend such as: "Anonymous Submission of Complaint or Concern." If an employee would like to discuss any matter with the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she might be contacted if the Audit Committee deems it appropriate. Any such envelopes received by the Secretary shall be forwarded promptly to the Chairperson of the Audit Committee. The Secretary shall forward such envelopes unopened.

     (3) At each of its meetings, including any special meeting called by the Chairperson of the Audit Committee following the receipt of any information pursuant to this Annex, the Audit Committee shall review and consider any such complaints or concerns that it has received and take any action that it deems appropriate in order to respond thereto.

     (4) Non-employees of the Corporation may also use the procedures of this Annex A to submit Concerns to the Corporation.

     (5) The Audit Committee shall retain any such complaints or concerns for a period of no less than 7 years.

     (6) This Annex A shall appear on the Corporation's website as part of this Charter.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             GREY GLOBAL GROUP INC.

                            LIMITED DURATION CLASS B
                                  COMMON STOCK

                                DECEMBER 30, 2004





                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.


   - Please detach along perforated line and mail in the envelope provided. -

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. The election of Harold Tanner, as Director, to hold office until the Annual Meeting to be held in 2007 or until the election of his successor.

     [ ]  FOR


     [ ]  WITHHOLD AUTHORITY


2. A proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Company for 2004.

                              [ ]     [ ]      [ ]
                              FOR   AGAINST  ABSTAIN

3. The transaction of such other business as may properly come before the meeting, and at any and all adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of the Meeting and Proxy Statement, dated December 8, 2004.

To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note        [ ]
that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder                            Date:
                          ------------------------        ---------------------

Signature of Stockholder                           Date:
                          ------------------------        ---------------------


NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                             GREY GLOBAL GROUP INC.
                            LIMITED DURATION CLASS B
                                  COMMON STOCK
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 30, 2004

       The undersigned stockholder(s) of Grey Global Group Inc. ("Company") hereby appoint(s) Edward H. Meyer and Steven G. Felsher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's offices at 777 Third Avenue, New York, NY 10017, on December 30, 2004 at 8:00 A.M., local time, and at any and all adjournments thereof, on the matters set forth on the other side of this proxy.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN FAVOR OF THE PROPOSAL REFERRED TO IN ITEM 2. IF OTHER MATTERS NOT KNOWN COME BEFORE THE MEETING THE PERSONS NAMED HEREIN OR THEIR SUBSTITUTES WILL VOTE SUCH SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID PROXIES, AGENTS AND ATTORNEYS, OR EITHER OF THEM, OR THEIR SUBSTITUTES, LAWFULLY MAY DO AT THE MEETING AND HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.

IF ONLY ONE OF SAID PROXIES, OR HIS SUBSTITUTE, BE PRESENT AND VOTE AT SAID MEETING, OR AT ANY OR ALL ADJOURNMENTS THEREOF, SUCH PERSON SHALL HAVE AND MAY EXERCISE ALL POWERS HEREBY GRANTED.


             (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                                           14475

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             GREY GLOBAL GROUP INC.

                                  COMMON STOCK
                                DECEMBER 30, 2004





                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                           as possible.


   - Please detach along perforated line and mail in the envelope provided. -


PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. The election of Harold Tanner, as Director, to hold office until the Annual Meeting to be held in 2007 or until the election of his successor.

     [ ]  FOR


     [ ]  WITHHOLD AUTHORITY

2. A proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Company for 2004.


                              [ ]     [ ]      [ ]
                              FOR   AGAINST  ABSTAIN

3. The transaction of such other business as may properly come before the meeting, and at any and all adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of the Meeting and Proxy Statement, dated December 8, 2004.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via
this method.                                                               [  ]

Signature of Stockholder                            Date:
                          ------------------------        ---------------------

Signature of Stockholder                           Date:
                          ------------------------        ---------------------


NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                             GREY GLOBAL GROUP INC.
                                  COMMON STOCK
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 30, 2004

       The undersigned stockholder(s) of Grey Global Group Inc. ("Company") hereby appoint(s) Edward H. Meyer and Steven G. Felsher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's offices at 777 Third Avenue, New York, NY 10017, on December 30, 2004 at 8:00 A.M., local time, and at any and all adjournments thereof, on the matters set forth on the other side of this proxy.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN FAVOR OF THE PROPOSAL REFERRED TO IN ITEM 2. IF OTHER MATTERS NOT KNOWN COME BEFORE THE MEETING THE PERSONS NAMED HEREIN OR THEIR SUBSTITUTES WILL VOTE SUCH SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID PROXIES, AGENTS AND ATTORNEYS, OR EITHER OF THEM, OR THEIR SUBSTITUTES, LAWFULLY MAY DO AT THE MEETING AND HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.


IF ONLY ONE OF SAID PROXIES, OR HIS SUBSTITUTE, BE PRESENT AND VOTE AT SAID MEETING, OR AT ANY OR ALL ADJOURNMENTS THEREOF, SUCH PERSON SHALL HAVE AND MAY EXERCISE ALL POWERS HEREBY GRANTED.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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